Registration No. 333-227025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ALLYME HOLDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	8742	81-4679061
State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification Number)

506 Enterprise Ave

Kitimat, BC, Canada,V8C 2E2

+1 778-888-2886

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

with copies to

Robert L. B. Diener, Esq.

Law Offices of Robert Diener

41 Ulua Place

Haiku, HI 96708

(808) 573-6163 (310) 362-8887 (fax)

Approximate Date of Commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
		Emerging growth company	☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock held by Selling Shareholders	821,667 Shares	$1.00	$821,667	$102.30

(1)	This Registration Statement covers the resale by our selling shareholders (the “Selling Shareholders”) of up to 821,667 shares of our common stock.

(2)	This Registration Statement includes an indeterminate number of additional shares of common stock issuable for no additional consideration pursuant to any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of our common stock. In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)	Estimated in accordance with Rule 457(a) of the Securities Act solely for the purposes of calculating the registration fee based upon a bona fide estimate of the maximum offering price.

EXPLANATORY NOTE

The purpose of this Amendment No. 3 is to correct a typographical error in Exhibit 23.1(b) which contained an erroneous reference to “March 28, 2018” as the date of the report of KCCW Accountancy Corp. The correct date of this report was March 27, 2018, which is now correctly reflected in the exhibit.

The information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion, Dated _____________

ALLYME HOLDING, INC.

821,667 Shares of Common Stock offered by selling shareholders at $1.00 per share

This prospectus relates to the offer and sale of 821,667 shares of common stock (the “Shares”) of Allyme Holding, Inc. (the “Company”), $0.0001 par value per share, offered by the holders thereof (the “Selling Shareholder Shares”), who are deemed to be statutory underwriters. The selling shareholders will offer their shares at a price of $1.00 per share, until the Company’s common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

The maximum number of Shares that can be sold pursuant to the terms of this offering by the selling shareholders is (in aggregate) 821,667 Shares. Funds received by the selling shareholders will be immediately available to such selling shareholders for use by them. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares.

The offering will terminate twenty-four (24) months from the date that the registration statement relating to the Shares is declared effective, unless earlier fully subscribed or terminated by the Company. The Company intends to maintain the current status and accuracy of this prospectus and to allow selling shareholders to offer and sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission (SEC). All costs incurred in the registration of the Shares are being borne by the Company.

Prior to this offering, there has been no public market for the Company’s common stock. No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. The Shares will become tradable on the effective date of the registration statement of which this prospectus is a part.

Neither the Company nor any selling shareholders has any current arrangements nor entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the Shares. If the Company or selling shareholders can locate and enter into any such arrangement(s), the Shares will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s).

Assumed Price
To Public
Per Common Stock
Share Offered	$1.00 per share

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act.

These securities involve a high degree of risk. See “RISK FACTORS” contained in this prospectus beginning on page 3.

506 Enterprise Ave

Kitimat, BC, Canada,V8C 2E2

+1 778-888-2886

Prospectus dated ___________________________

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision. A potential investor should read the following summary together with the more detailed information regarding the Company and the common stock being sold in this offering, including “Risk Factors” and the financial statements and related notes, included elsewhere in this prospectus.

The Company

Background

Corporate History and General Information

AllyMe Holding, Inc., formerly known as Rain Sound Acquisition Corporation (“AllyMe” or the “Company”), was incorporated in Delaware on December 7, 2016.

In November 2017, the Company implemented a change of control by issuing shares to new stockholders, redeeming shares of existing stockholders, electing a new officer and director, Zilin Wang, and accepting the resignations of its then existing officers and directors. In connection with this change in control, the stockholders of the Company and its board of directors unanimously approved the change of the Company’s name from Rain Sound Acquisition Corporation to AllyMe Holding, Inc.

In May 2018, the Company implemented another change in control by electing a new officer and director and accepting the resignations of its then existing officer and director and whereby the then majority shareholder of the Company, Zilin Wang, sold his common stock shares in the Company to Chunxia Jiang, who is now the sole officer and director and majority shareholder of the Company.

Business

Allyme is a marketing and management consulting company that provides advisory services to companies located in Asia for the purpose of facilitating the competitiveness of those companies in the international market. Allyme offers a wide assortment of advisory services, ranging business planning consulting services, mergers and acquisitions advising, and marketing services. Allyme intends to play a pivotal role in standardizing and improving the marketing and operations of a diverse portfolio firms as a means to enable such firms to comply with the prevailing norms of the international market and gain market acceptance. Based on the strength of its contacts within Asia as well as the experience of its managers, Allyme expects that it will be well positioned to facilitate its clients’ growth on an international scale.

Loan to 0731380 B.C. Limited

On December 1, 2018, AllyMe Holding Inc. (“AllyMe”) entered into an agreement to acquire a 51% interest in 0731380 B.C. Limited, a company registered in British Columbia, Canada (“0731380”). Initially, this transaction was structured as a purchase of equity by AllyMe, however, the parties thereafter agreed (effective ab initio) that the transaction be structured as a convertible loan rather than an equity purchase transaction.

The restructuring of the initial Agreement and the amendment thereof on February 28, 2019 was approved by the Boards of Directors of both AllyMe and 0731380. This is a related-party transaction as Chunxia Jiang is the principal and controlling shareholder and the sole director of both AllyMe and 0731380.

Therefore, the parties have agreed that, in lieu of any purchase of an equity interest in 0731380, AllyMe would advance a loan to 0731380 in the initial face amount of $150,000 (the “Loan”), which will be payable One (1) year following the advance of funding of the Loan. 0731380 will use the proceeds of the Loan to fund the acquisition of a license and development of a retail outlet for the sale of cannabis-related products by its wholly-owned subsidiary, Natural Recreation in Kitimat, BC, Canada. The loan bears interest at a rate of five percent (5%) per annum payable at Maturity. The Loan Agreement (“Loan Agreement”) provides that if all licenses required to operate the retail store in Kitimat are issued by an agreed date, the Loan may be converted, at the option of AllyMe, into an equity investment in Natural Recreation. There is a further provision in the Loan Agreement that if the Loan is converted, AllyMe may, at its sole option, additionally issue 3,060,000 shares of its common stock to 0731380 which, together with the conversion of the Loan, will be AllyMe’s purchase price for a 51% interest in Natural Recreation. If full licensure for the retail store in Kitimat is not issued by the agreed date, then the loan will convert to a term loan to be repaid on a schedule mutually agreed by the parties. There is no penalty for the early payment of the Loan. As of this date, such licensure is only in the early application process and there is no guarantee when any license will be issued, if at all.

Service Agreements

Service Agreement with Xizhen Zhu for the benefit of Billion Holding, Inc.

On April 15, 2018, Allyme Holding, Inc. (“Allyme” or the “Company”) entered into a client consulting agreement with Xizhen Zhu (“Ms. Zhu”) to provide management consulting services in exchange for a non-recurring service fee of $10,000 (the “Billion Agreement”). Under the terms of the Billion Agreement, Ms. Zhu will be acting for the benefit of Billion Holding, Inc., who is a third party beneficiary to the Billion Agreement. The initial term of the Billion Agreement (which has been subsequently extended per the extension agreement described infra) was for a period of one (1) month.

On July 30, 2018, the Company and Ms. Zhu agreed to an extension of the Billion Agreement pursuant to which the Term of the Billion Agreement, as defined in the Billion Agreement, was amended such that the Term shall be for a period of one (1) year, and shall automatically be renewed for successive one (1) year periods unless terminated by mutual agreement of the Parties or if one party gives the other party 30 days’ notice of termination.

1

Service Agreement with Xizhen Zhu for the benefit of JS Beauty Land Network Technology Inc.

On May 5, 2018, Allyme Holding, Inc. (“Allyme” or the “Company”) entered into a client consulting agreement with Xizhen Zhu, acting as financial representative on behalf of JS Beauty Land Network Technology Inc., to provide management consulting services in exchange for a non-recurring service fee of $10,000 (the “JS Beauty Agreement”). Under the terms of the JS Beauty Agreement, Ms. Zhu will be acting for the benefit of JS Beauty Land Network Technology Inc., who is a third party beneficiary to the JS Beauty Agreement. The initial term of the JS Beauty Agreement (which has been subsequently extended per the extension agreement described infra) was for a period of one (1) month.

On July 30, 2018, the Company and Ms. Zhu agreed to an extension of the JS Beauty Agreement pursuant to which the Term of the JS Beauty Agreement, as defined in the JS Beauty Agreement, was amended such that the Term shall be for a period of one (1) year, and shall automatically be renewed for successive one (1) year periods unless terminated by mutual agreement of the Parties or if one party gives the other party 30 days’ notice of termination.

Risks and Uncertainties facing the Company

The Company has had only limited revenues which have been derived from its consulting agreements. Notwithstanding, the Company expects to generate revenues from both the advisory agreements and its initial retail marijuana outlet.

As an early-stage company, the Company expects to experience losses in the near term. The Company needs to generate revenue or locate additional financing in order to continue its developmental plans. There is no guarantee that the Company will be able to identify sufficient numbers of customers or build its retail marijuana outlet to generate enough revenues to continue operations or proceed with developing its business in accordance with its business plan.

One of the biggest challenges facing the Company will be in securing adequate capital to fund its projects, including securing adequate capital to pay for operations and hiring service providers. Secondarily, a major challenge will be implementing effective sales and marketing strategies to reach the intended end customers. The Company has considered and devised its initial sales, marketing and advertising strategy; however, the Company will need to skillfully implement this strategy in order to achieve success in its business.

Due to these and other factors, the Company’s need for additional capital, the Company’s independent auditors have issued a report raising substantial doubt of the Company’s ability to continue as a going concern.

Competition

The Company encounters substantial competition from a wide variety of entities in both of its business lines, most of which is from companies which are better capitalized than the Company. Many of these entities will have significantly greater experience, resources and managerial capabilities than the Company and will therefore be in a better position than the Company to obtain access to attractive business opportunities.

Trading Market

Currently, there is no trading market for the securities of the Company. The Company intends to initially apply for admission to quotation of its securities on the OTC Bulletin Board as soon as possible, which may be while this offering is still in process. There can be no assurance that the Company will qualify for quotation of its securities on the OTC Bulletin Board. See “RISK FACTORS” and “DESCRIPTION OF SECURITIES”.

The Offering

The maximum number of Shares that can be sold pursuant to the terms of this offering is 821,667. The offering will terminate twenty-four (24) months from the date of this prospectus unless earlier fully subscribed or terminated by the Company.

This prospectus relates to the offer and sale by certain shareholders of the Company of up to 821,667 Shares (the “Selling Shareholder Shares”). The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $1.00 per share, until the Company’s common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

Common stock outstanding before the offering	6,731,667	(1)

Common stock for sale by selling shareholders	821,667

Common stock outstanding after the offering	6,731,667

Offering Price	$1.00 per share

Proceeds to the Company	$0

(1)	Based on number of shares outstanding as of the date of this prospectus.

2

RISK FACTORS

A purchase of any Shares is an investment in the Company’s common stock and involves a high degree of risk. Investors should consider carefully the following information about these risks, together with the other information contained in this prospectus, before the purchase of the Shares. If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer. In this case, the market price of the common stock could decline, and investors may lose all or part of the money they paid to buy the Shares.

The Company has only limited revenues to date.

The Company has generated only limited revenues to date. To date, most of management’s time, and the Company’s limited resources have been spent in developing its business strategy, researching potential opportunities, contacting partners, exploring marketing contacts, establishing operations and management personnel and resources, preparing its business plan and model, selecting professional advisors and consultants and seeking capital for the Company.

We may be deemed to be a “shell company” and as such shareholders may not be able to rely on the provisions of Rule 144 for resale of their shares until certain conditions are met.

Rule 405 promulgated under the Securities Act of 1933 defines a “shell company” as a registrant… that has: no or nominal operations; and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets. While the Company does not believe that it is a “shell company”, designation as a “shell company” could result in the application of Rule 144(i), which would limit the availability of the exemption from registration provided in Rule 144 for certain shares of Company common stock and could result in certain persons affiliated with the Company being deemed “statutory underwriters under Rule 145(c). If the Company is a shell company, the securities issued by the Company can only be resold by filing a registration statement for those shares or utilizing the provisions of Rule 144 once certain conditions are met, specifically: (i) the Company has ceased to be a shell company (ii) the Company is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, (iii) the Company has filed all required reports under the Exchange Act of the preceding 12 months and (iv) one year has elapsed since the Company filed “Form 10” information. Thus, a shareholder of the Company may not be able to sell its shares until such time as a registration statement for those shares is filed or the Company has ceased to be a shell company either by effecting a business combination or by developmental growth, the Company has remained current on its Exchange Act filings for 12 months and the Company has filed the information as would be required by a “Form 10” registration statement filing (e.g. audited financial statements, management information and compensation, shareholder information, etc.). In addition, if the Company were to be deemed a “shell company”, it would be prohibited from filing a registration statement on Form S-8 and be subject to certain enhanced reporting requirements. Designation as a “shell company” could also have a detrimental impact on the Company’s ability to attract additional capital through subsequent unregistered offerings.

We may be considered a “Blank Check” Company

The Company may be a “Blank Check” company as defined in Rule 419 promulgated under the Securities Act of 1933, as amended. If we are a “Blank Check” company, we will need to comply with the rules and regulations in Rule 419 related to the sales of securities and deposit of the proceeds of such sales and the certificates related thereto into an escrow or trust, which proceeds will not be available to the Company until the completion of a transaction pursuant to an acquisition agreement (See Rule 419 (e)). If this requirement is deemed to be applicable, the Company may not have sufficient funds to continue operations until a qualifying acquisition is completed.

The Company’s independent auditors have issued a report raising a substantial doubt of the Company’s ability to continue as a going concern.

In their audit report, the Company’s independent auditors reported that unless the Company is able to generate sufficient cash flows from operations and/or obtain additional financing, there is a substantial doubt as to its ability to continue as a going concern.

The Company has only limited operating history of its own, and as such, any prospective investor has very little on which to assess the Company’s potential for profitability.

Because the Company is an early-stage company with very limited operating history, it is difficult for an investor to assess the performance of the Company or to determine whether the Company will meet its potential business plan. The Company has limited financial results upon which an investor may judge its potential. The Company may in the future still experience under-capitalization, shortages, setbacks and many of the problems, delays and expenses encountered by any early stage business. An investor will be required to make an investment decision based solely on the Company management’s history and its potential operations in light of the risks, expenses and uncertainties that may be encountered by engaging in the Company’s industry.

The Company has a correspondingly small financial and accounting organization. Being a public company may strain the Company’s resources, divert management’s attention and affect its ability to attract and retain qualified officers and directors.

The Company is an early-stage company with no developed finance and accounting organization and the rigorous demands of being a public company require a structured and developed finance and accounting group. As a reporting company, the Company is already subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”). However, the requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs which may be prohibitive to the Company as it develops its business plan, services and scope. These costs have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources.

3

The Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of the Company’s business, financial condition and results of operations.

The Company expects to incur additional expenses and may ultimately never be profitable.

The Company has only limited operations to date. The Company will need to generate additional revenue to achieve and maintain profitability. To become profitable, the Company must successfully develop relationships with clients and effectively market its services. These processes involve many factors that are beyond the Company’s control, including the type of competition that the Company may encounter. Ultimately, in spite of the Company’s best or reasonable efforts, the Company may never actually generate revenues sufficient to cover operating expenses or become profitable.

If the Company is unable to generate sufficient cash, it may find it necessary to curtail operational activities.

The Company has a business plan hinged on its ability to market and sell its services. If the Company is unable to develop relationships with clients and market its services, then it will not be able to proceed with its business plan or possibly to successfully develop its planned operations at all. If the Company is unable to obtain sufficient funding to meet its minimum liquidity requirements, it may find it necessary to curtail operational activities.

No formal market survey has been conducted.

No independent marketing survey has been performed to determine the potential demand for the Company’s services. Nor has the Company conducted marketing studies regarding whether such services would actually be marketable. No assurances can be given that upon marketing, the Company will be able to develop a sufficient customer base and business segment to sustain the Company’s operations on a continued basis.

No assurance of market acceptance.

There can be no assurance that the market reception will be positive for the Company or its services.

The Company depends on its management team to manage its business effectively.

The Company’s future success is dependent in large part upon its ability to understand and develop the business plan and to attract and retain highly skilled management, operational and executive personnel. In particular, due to the relatively early stage of the Company’s business, its future success is highly dependent on its officers, to provide the necessary experience and background to execute the Company’s business plan. The loss of any officer’s services could impede, particularly initially as the Company builds a record and reputation, its ability to develop its objectives, particularly in its ability to sell its services and as such would negatively impact the Company’s possible overall development.

4

The sole officer and director of the Company, Chunxia Jiang, resides outside of the United States and it may be difficult for investors to effect service of process within the United States or enforce personal judgments obtained in the United States.

Chunxia Jiang, who is the sole officer and director of the Company, resides in Canada and it may be difficult for investors to effect service of process within the United States upon Ms. Jiang or to enforce personal judgments obtained in United States courts predicated upon the liability provisions of the United States securities laws against Ms. Jiang.

Government regulation could negatively impact the business.

The Company’s business may be subject to various government regulations in the jurisdictions in which it operates. Due to the potential wide scope of the Company’s operations, the Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

There has been no prior public market for the Company’s securities and the lack of such a market may make resale of the stock difficult.

No prior public market has existed for the Company’s securities and the Company cannot assure any investor that a market will develop subsequent to this offering. An investor must be fully aware of the long-term nature of an investment in the Company. The Company intends to apply for quotation of its common stock on the OTC Bulletin Board as soon as possible which may be while this offering is still in process. However, the Company does not know if it will be successful in such application, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTC Bulletin Board. If for any reason the common stock is not listed on the OTC Bulletin Board or a public trading market does not otherwise develop, investors in the offering may have difficulty selling their common stock should they desire to do so. If the Company is not successful in its application for quotation on the OTC Bulletin Board, it will apply to have its securities quoted by the Pink OTC Markets, Inc., real-time quotation service for over-the-counter equities.

The Company does not intend to pay dividends to its stockholders, so investors will not receive any return on investment in the Company prior to selling their interest in it.

The Company does not project paying dividends but anticipates that it will retain future earnings for funding the Company’s growth and development. Therefore, investors should not expect the Company to pay dividends in the foreseeable future. As a result, investors will not receive any return on their investment prior to selling their Shares in the Company, if and when a market for such Shares develops. Furthermore, even if a market for the Company’s securities does develop, there is no guarantee that the market price for the shares would be equal to or more than the initial per share investment price paid by any investor. There is a possibility that the Shares could lose all or a significant portion of their value from the initial price paid in this offering.

The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

If the Shares commence trading, the trading price of the Company’s common stock may be below $5.00 per share. If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Exchange Act. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

5

The Company may face significant competition from companies that serve its industries.

The financial advisory services industry is subject to intense competition. The Company will be competing for customers with competitors who have greater financial and marketing resources, which would allow them to expand and improve their marketing efforts in ways that could affect the Company’s ability to effectively compete in this market. If the Company is unable to compete successfully, its financial performance may be adversely affected.

The Company is subject to the potential factors of market changes.

The business of the Company will be significantly impacted by the performance of the financial advisory services industry and may experience more volatility and be exposed to greater risk than a more diversified business.

The Company does not maintain certain insurance, including errors and omissions and indemnification insurance.

The Company has limited capital and, therefore, does not currently have a policy of insurance against liabilities arising out of the negligence of its officers and directors and/or deficiencies in any of its business operations. Even assuming that the Company obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Company, its officers and directors, or its business operations. Any such liability which might arise could be substantial and may exceed the assets of the Company. The certificate of incorporation and by-laws of the Company provide for indemnification of officers and directors to the fullest extent permitted under applicable law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons, it is the opinion of the SEC that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.

Intellectual property and/or trade secret protection may be inadequate.

The Company has not applied for any intellectual property or trade secret protection on any aspects of its business. The Company has no current plans on attempting to obtain patents, copyright, trademarks and/or service marks on any of its solutions and services. There can be no assurance that the Company can obtain effective protection against unauthorized duplication or the introduction of substantially similar solutions and services.

The offering price of the Shares has been arbitrarily determined by the Company and such offering should not be used by an investor as an indicator of the fair market value of the Shares.

Currently there is no public market for the Company’s common stock. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. Thus an investor should be aware that the offering price does not reflect the fair market price of the Shares.

The Company may complete a primary public offering (or private placement) for Shares in parallel with or immediately following this offering.

The Company may conduct a primary public offering (or private placement) for Shares to raise proceeds for the Company. Such an offering may be conducted in parallel with or immediately following this offering. Sales of additional Shares will dilute the percentage ownership of shareholders in the Company.

6

Forward-Looking Statements

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated. Actual results could differ materially from those projected in the forward-looking statements. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, the Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate. The Company’s businesses can be affected by, without limitation, such things as natural disasters, economic trends, international strife or upheavals, consumer demand patterns, labor relations, existing and new competition, consolidation, and growth patterns within the industries in which the Company competes and any deterioration in the economy may individually or in combination impact future results.

DETERMINATION OF OFFERING PRICE

There is no public market for the Company’s common stock and the price at which the Shares are being offered has been arbitrarily determined by the Company. This price does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company but represents solely the arbitrary opinion of management of the Company.

DIVIDEND POLICY

The Company does not anticipate that it will declare dividends in the foreseeable future but rather intends to use any future earnings for the development of its business.

SELLING SHAREHOLDER SALES

This prospectus relates to the sale of 821,667 outstanding shares of the Company’s common stock by the holders of those shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $1.00 per share, until the Company’s common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the common stock. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. The distribution of the common stock by the selling shareholders may be effected in one or more transactions that may take place through customary brokerage channels, in privately negotiated sales; by a combination of these methods; or by other means. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders’ Shares.

PLAN OF DISTRIBUTION

The Company and the selling shareholders are seeking an underwriter, broker-dealer or selling agent to sell the Shares. Neither the Company nor the selling shareholders have entered into any arrangements with any underwriter, broker-dealer or selling agent as of the date of this prospectus. At the time of this prospectus, neither the Company nor the selling shareholders has located a broker-dealer or selling agent to sell the Shares.

The Company intends to maintain the currency and accuracy of this prospectus and to permit offers and sales of the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the SEC.

Pursuant to the provisions of Rule 3a4-1 of the Exchange Act, none of the officers or directors offering the Shares is considered to be a broker of such securities as (i) no officer or director is subject to any statutory disqualification, (ii) no officer or director is nor will be compensated by commissions for sales of the securities, (iii) no officer or director is associated with a broker or dealer, (iv) all officers and directors are primarily employed on behalf of the Company in substantial duties and (v) no officer or director participates in offering and selling securities more than once every 12 months.

The offering will terminate 24 months following the date of the initial effectiveness of the registration statement to which this prospectus relates, unless earlier closed.

7

Resales of the Securities under State Securities Laws

The National Securities Market Improvement Act of 1996 (“NSMIA”) limits the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(a)(1) and 4(a)(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Exchange Act. Resales of the Shares in the secondary market following the resales of Shares registered on this registration statement will be made pursuant to Section 4(a)(1) of the Securities Act (sales other than by an issuer, underwriter or broker). The resale of such Shares may be subject to the holding period and other requirements of Rule 144 of the General Rules and Regulations of the SEC.

Selling Shareholders

The selling shareholders will offer their shares at a price of $1.00 per share, until the Company’s common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale. The distribution of the Selling Shareholder Shares may be effected in one or more transactions that may take place through customary brokerage channels, in privately-negotiated sales, by a combination of these methods or by other means. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the Shares. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders’ Shares. Of the 821,667 Selling Shareholder Shares included in the registration statement of which this prospectus is a part, 100,000 Selling Shareholder Shares are held by officers or directors of the Company.

DESCRIPTION OF SECURITIES

Capitalization

The Company is authorized to issue 100,000,000 shares of common stock, par value $0.0001, of which 6,731,667 shares are outstanding as of the date of this prospectus. The Company is also authorized to issue 20,000,000 shares of preferred stock, par value $0.0001, of which no shares were outstanding as of the date of this prospectus.

The following statements relating to the capital stock set forth the material terms of the securities of the Company, however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws, copies of which are filed as exhibits to the registration statement, of which this prospectus is a part.

Common Stock

The Company is registering up to 821,667 shares of common stock for sale to the public by the holders thereof at a price of $1.00 per Share. The Company is not directly offering any Shares for sale.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder’s share value.

8

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series as may be determined by the board of directors. The board of directors may fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders of the Company, except that no holder of preferred stock shall have preemptive rights. Any shares of preferred stock so issued would typically have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

At present, the Company has no plans to issue any preferred stock or adopt any series, preferences or other classification of preferred stock. The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.

Although the Company’s board of directors is required to make any determination to issue such preferred stock based on its judgment as to the best interests of the stockholders of the Company, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.

Admission to Quotation on the OTC Bulletin Board

If the Company meets the qualifications, it intends to apply for quotation of its securities on the OTC Bulletin Board. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the “specialist” common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. In addition, the Company must make available adequate current public information as required by applicable rules and regulations.

In certain cases the Company may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc. In general there is greater liquidity for traded securities on the OTC Bulletin Board, and less through quotation on the Pink Sheets. It is not possible to predict where, if at all, the securities of the Company will be traded following the effectiveness of this registration statement.

Transfer Agent

Equity Stock Transfer, LLC, 237 W 37th St., Suite 602, New York, NY 10018, tel. 212-575-5757 serves as transfer agent for the Company’s common stock.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

9

Dividends

The Company has not paid any dividends to date. The Company intends to employ all available funds for the growth and development of its business, and accordingly, does not intend to declare or pay any dividends in the foreseeable future.

THE BUSINESS

Corporate History and General Information

AllyMe Holding, Inc., formerly known as Rain Sound Acquisition Corporation (“AllyMe” or the “Company”), was incorporated in Delaware on December 7, 2016.

In November 2017, the Company implemented a change of control by issuing shares to new stockholders, redeeming shares of existing stockholders, electing a new officer and director, Zilin Wang, and accepting the resignations of its then existing officers and directors. In connection with this change in control, the stockholders of the Company and its board of directors unanimously approved the change of the Company’s name from Rain Sound Acquisition Corporation to AllyMe Holding, Inc.

In May 2018, the Company implemented another change in control by electing a new officer and director and accepting the resignations of its then existing officer and director and whereby the then majority shareholder of the Company, Zilin Wang, sold his common stock shares in the Company to Chunxia Jiang, who is now the sole officer and director and majority shareholder of the Company.

The Company is located at 506 Enterprise Ave., Kitimat, BC, Canada,V8C 2E2. The Company’s main phone number is +1 778-888-2886. The Company’s fiscal year end is December 31. Neither the Company nor its predecessors have filed for bankruptcy, receivership or any similar proceedings nor are in the process of filing for bankruptcy, receivership or any similar proceedings.

Background

The Company has only recently emerged from its status as a development-stage company, and it has limited operating history and is expected to experience losses in the near term. The Company’s independent auditors have issued a report raising substantial doubt about the Company’s ability to continue as a going concern.

Summary

Allyme is a marketing and management consulting company that provides advisory services to companies located in Asia for the purpose of facilitating the competitiveness of those companies in the international market. Allyme offers a wide assortment of advisory services, ranging business planning consulting services, mergers and acquisitions advising, and marketing services. Allyme intends to play a pivotal role in standardizing and improving the marketing and operations of a diverse portfolio firms as a means to enable such firms to comply with the prevailing norms of the international market and gain market acceptance. Based on the strength of its contacts within Asia as well as the experience of its managers, Allyme expects that it will be well positioned to facilitate its clients’ growth on an international scale.

Loan to 0731380 B.C. Limited

On December 1, 2018, AllyMe Holding Inc. (“AllyMe”) entered into an agreement to acquire a 51% interest in 0731380 B.C. Limited, a company registered in British Columbia, Canada (“0731380”). Initially, this transaction was structured as a purchase of equity by AllyMe, however, the parties thereafter agreed (effective ab initio) that the transaction be structured as a convertible loan rather than an equity purchase transaction.

10

The restructuring of the initial Agreement and the amendment thereof on February 28, 2019 was approved by the Boards of Directors of both AllyMe and 0731380. This is a related-party transaction as Chunxia Jiang is the principal and controlling shareholder and the sole director of both AllyMe and 0731380.

Therefore, the parties have agreed that, in lieu of any purchase of an equity interest in 0731380, AllyMe would advance a loan to 0731380 in the initial face amount of $150,000 (the “Loan”), which will be payable One (1) year following the advance of funding of the Loan. 0731380 will use the proceeds of the Loan to fund the acquisition of a license and development of a retail outlet for the sale of cannabis-related products by its wholly-owned subsidiary, Natural Recreation in Kitimat, BC, Canada. The loan bears interest at a rate of five percent (5%) per annum payable at Maturity. The Loan Agreement (“Loan Agreement”) provides that if all licenses required to operate the retail store in Kitimat are issued by an agreed date, the Loan may be converted, at the option of AllyMe, into an equity investment in Natural Recreation. There is a further provision in the Loan Agreement that if the Loan is converted, AllyMe may, at its sole option, additionally issue 3,060,000 shares of its common stock to 0731380 which, together with the conversion of the Loan, will be AllyMe’s purchase price for a 51% interest in Natural Recreation. If full licensure for the retail store in Kitimat is not issued by the agreed date, then the loan will convert to a term loan to be repaid on a schedule mutually agreed by the parties. There is no penalty for the early payment of the Loan. As of this date, such licensure is only in the early application process and there is no guarantee when any license will be issued, if at all.

Service Agreements

Service Agreement with Xizhen Zhu for the benefit of Billion Holding, Inc.

On April 15, 2018, Allyme Holding, Inc. (“Allyme” or the “Company”) entered into a client consulting agreement with Xizhen Zhu (“Ms. Zhu”) to provide management consulting services in exchange for a non-recurring service fee of $10,000 (the “Billion Agreement”). Under the terms of the Billion Agreement, Ms. Zhu will be acting for the benefit of Billion Holding, Inc., who is a third-party beneficiary to the Billion Agreement. The initial term of the Billion Agreement (which has been subsequently extended per the extension agreement described infra) was for a period of one (1) month.

On July 30, 2018, the Company and Ms. Zhu agreed to an extension of the Billion Agreement pursuant to which the Term of the Billion Agreement, as defined in the Billion Agreement, was amended such that the Term shall be for a period of one (1) year, and shall automatically be renewed for successive one (1) year periods unless terminated by mutual agreement of the Parties or if one party gives the other party 30 days’ notice of termination.

Service Agreement with Xizhen Zhu for the benefit of JS Beauty Land Network Technology Inc.

On May 5, 2018, Allyme Holding, Inc. (“Allyme” or the “Company”) entered into a client consulting agreement with Xizhen Zhu, acting as financial representative on behalf of JS Beauty Land Network Technology Inc., to provide management consulting services in exchange for a non-recurring service fee of $10,000 (the “JS Beauty Agreement”). Under the terms of the JS Beauty Agreement, Ms. Zhu will be acting for the benefit of JS Beauty Land Network Technology Inc., who is a third-party beneficiary to the JS Beauty Agreement. The initial term of the JS Beauty Agreement (which has been subsequently extended per the extension agreement described infra) was for a period of one (1) month.

On July 30, 2018, the Company and Ms. Zhu agreed to an extension of the JS Beauty Agreement pursuant to which the Term of the JS Beauty Agreement, as defined in the JS Beauty Agreement, was amended such that the Term shall be for a period of one (1) year, and shall automatically be renewed for successive one (1) year periods unless terminated by mutual agreement of the Parties or if one party gives the other party 30 days’ notice of termination.

11

Risks and Uncertainties facing the Company

The Company has had only limited revenues which have been derived from its consulting agreements. Notwithstanding, the Company expects to generate revenues from both the advisory agreements and its initial retail marijuana outlet.

As an early-stage company, the Company expects to experience losses in the near term. The Company needs to generate revenue or locate additional financing in order to continue its developmental plans. There is no guarantee that the Company will be able to identify sufficient numbers of customers or build its retail marijuana outlet to generate enough revenues to continue operations or proceed with developing its business in accordance with its business plan.

One of the biggest challenges facing the Company will be in securing adequate capital to fund its projects, including securing adequate capital to pay for operations and hiring service providers. Secondarily, a major challenge will be implementing effective sales and marketing strategies to reach the intended end customers. The Company has considered and devised its initial sales, marketing and advertising strategy; however, the Company will need to skillfully implement this strategy in order to achieve success in its business.

Due to these and other factors, the Company’s need for additional capital, the Company’s independent auditors have issued a report raising substantial doubt of the Company’s ability to continue as a going concern.

The Business: Management Consultancy Services

AllyMe Holding Inc. (also referred to as the “Company”) offers business consultancy, marketing consultancy, financial consultancy and business modeling support to its clients. Specifically, AllyMe will provide advisory services to small and medium sized enterprises (SMEs) that sell general merchandise (FMCG). The Company will provide advisory services designed to upgrade brands, implement modern design, build high product visibility and increase sales. The Company’s advisory services will be designed to enable SMEs to amalgamate under one single successful corporate loop, which the Company will generate more efficiency through corporate synergies and economies of scale.

The following is a listing of the types of services that are available through AllyMe Holding Inc.:

·	Chain Merger & Acquisition Development Advisory Services – Designed to enable the expansion of resources, enhancement of competitiveness and the strengthening of cooperation among industry chain enterprises.

·	Business Strategy and Model Design Services – Designed to benefit businesses in terms of increasing customer base and revenue.

·	Enterprise Development Services – Designed to improve enterprise development direction, enterprise orientation, exposure to international market and international pool of consumers through the development and implementation of business strategies and digital advertising.

·

Enterprise Product Marketing – Designed to increase sales of products and services, specifically by implementing marketing strategies that would enable SMEs to access the international market. For example, the Company will provide consulting services to clients to facilitate the distribution of their products through major online marketplaces, such as Amazon and eBay.

·	Business Consulting Planning – Designed to provide business development direction advice and facilitate business product marketing, industry mergers and acquisitions development; and business positioning.

·	Commercial Marketing Model – Designed to enable business to implement marketing strategies to enhance sales in target markets.

Recently, the Company has also taken initial steps to operate a retail cannabis dispensary in Kitimat, BC, Canada (see Loan to 0731380 B.C. Limited, above).

12

Plan of Operations

AllyMe Holding Inc. will provide a vast range of business consultancy services including; financial consultancy, business model designing and marketing consultancy. The Company operates from its offices located at 506 Enterprise Ave., Kitimat, BC, Canada,V8C 2E2.

The Company plans to generate revenue from its offerings of consultancy services. Expected revenue streams are provided below:

●	Commission on Sales (Retailers, Suppliers, Manufacturers) – The Company plans to generate commissions from referral fees to be paid in connection with introductions made to retailers, suppliers and manufacturers, which shall be determined on a case by case basis.

●	Commission on Financing (Credit Creators/Financing Companies) – The Company plans to generate commissions from referral fees to be paid in connection with introductions made to financing companies, which shall be determined on a case by case basis.

●	Fees for Financial Consultancy Services - The Company plans to generate fees from engagements with clients to provide financial consultancy services, which shall be determined on a case by case basis.

●	Fees for Marketing Consultancy Services - The Company plans to generate fees from engagements with clients to provide marketing consultancy services, which shall be determined on a case by case basis.

●	Monthly Subscriptions - Businesses can pay a certain amount monthly for continued access to a package of services

AllyMe Holding Inc. anticipates that the primary target market for its services will be target SMEs in the USA and China regions who are looking for an opportunity to grow and meet a larger audience, which includes service providers. The target market for the products or services that are being offered by AllyMe Holding Inc. will be segmented as follows:

●	SMEs/Progressive/Learning Organizations looking for partnership for purposes of growth. The Company will providing advisory services to clients that are interested in potential business combinations with other firms. AllyMe will also provide consulting services and make introductions in connection with the provision of financing to these companies.

●	Newly established entities in China looking for a global opportunity to expand worldwide.

●	Service Providers who are looking for expansion opportunities and in need of an international platform.

The Market – Management Consulting Industry

Management consultants provide advice and assistance to organizations on strategic and organizational planning; financial planning and budgeting; marketing objectives and policies; human resource policies, practices and planning; production scheduling; and control planning. Over the five years to 2017, demand for management consulting services has increased, as stronger corporate profitability has increased global aggregate private investment. Furthermore, the emergence of China, India and other growing economies has opened new doors for consultants. Over the next five years, the industry is expected to continue expanding, but at a slower pace. Business in the United States will continue to grow, but sluggish corporate profit growth may slow overall industry growth. Meanwhile emerging economies are expected to hire consultants to strategize amid slowing growth conditions.

Growth in the Financial Planning and Advice industry has compounded swiftly over the past five years. Consequently, revenue increased at an annualized rate of 8.1% over the five years to 2017, reaching $56.0 billion. Over the five years to 2022, revenue is projected to continue to increase as financial markets improve. Industry revenue is projected to grow at an annualized rate of 5.6% to $73.6 billion. Advisors generate revenue in a variety of ways, including financial planning fees, investment commissions, insurance commissions and other fees. Over the past five years, a return to economic growth and employment has pushed the industry upwards. The Standard & Poor’s 500 index (S&P 500) experienced double-digit annual growth for three out of the past five years, increasing the value of many investments in the equity markets.

13

The Marketing Consultants industry has low barriers to entry, as firms face minimal start-up costs and no regulation. Consultants are valuable to businesses due to their knowledge of competitive practices and improving existing systems. During the current five-year period, the Marketing Consultants industry is expected to benefit from steady corporate profit, increasing internet and mobile internet connections and a rise in total advertising expenditure. Firms in the Marketing Consultants industry provide operating advice and assistance to businesses and other organizations on marketing issues, such as developing marketing objectives and policies, sales forecasting, new product development and pricing, licensing and franchising planning, and marketing planning and strategies. The industry reported a revenue of $43 billion during 2016 with more than 203K industrial establishments

Emerging from the pre-reform era without any significant expertise in management, China represented fertile ground for the titans of the consulting industry. In 2013, the market grew to roughly $2.9 billion in size, a 10 percent increase from the market size in 2012 according to UK-based Source Information Services. But numbers can vary widely from one research report to another. In 2012, IBIS World estimated that total revenue from the industry stood at $14.7 billion. Nonetheless, industry insiders and researchers agree that overall, the domestic management consulting industry is young, and can only grow going forward.

With its current market size of $5.4 billion, China is now home to a larger management consulting market than France ($5.1 billion) and Australia ($4.6 billion), as well as the entire continent of Africa ($2.6 billion) and rival growing economy India ($2.2 billion). While it is still lightyears behind the world’s largest consulting market of the US ($59 billion), it is rapidly making ground on the UK, whose slow growth, both of the economy and consulting sector, is largely attributed to Brexit. According to the latest figures from Source Global Research, 2016 was an especially good year for management consultants in China. Consultancy.asia analysis of the data suggests the segment grew by as much as 12%, a boom of an additional 5% on the previous year, to reach a total value of more than $4.5 billion.

Marketing Strategy

To date, the Company has not undertaken any marketing activities. However, AllyMe plans to leverage all available platforms, with the internet being the primary driver. Plans call for the development of the Company’s proposed website to be Search Engine Optimized (SEO) to give it more traction and traffic that will ultimately translate into increased revenues and profit margins. The Company will also have a social media presence via Facebook, Twitter, Weibo and Douban. The Company will employ both online and retail sales channels. For the Chinese market, the Company will use the WeChat application. Specifically, the Company plans to employ both online and offline sales channels including:

Online channels/Social Media

·	WeChat (to capitalize on the Chinese market)

·	Major social networks - Facebook, LinkedIn, Instagram and Twitter, which are widely used in North America. Other social media like Weibo and Douban will be employed, which are more famous in China.

·	Video marketing

·	Mobile Apps - for Android and iPhone users.

Offline channels

·	Physical locations of merging businesses

·	Existing online channels of the Company, e.g., social media pages

14

Networking – B2B Industry Connection Building

·	Network at industry events

·	Attend trade shows related to M&A

·	Acquiring channels of merging entities

·	Word of mouth

·	The Company will use email marketing for affiliate marketing, outsourced sales, value-added reselling, catalogue circulation and service introduction.

The Company’s Website

·	A well-optimized website with proper site structure, page layout, and clear and easy navigation will be developed for the publicity and sale of products.

·	Proper search engine placement and saturation

·	Onsite optimization (SEO)

·	Company profiles on local directories, such as Google My Business, Yahoo Local, Bing Local, Yelp, Yellow pages, CrunchBase and Insider pages

·	Paid search engine marketing (SEM), Google Ad words and Facebook Ads to drive traffic to the website and mobile app.

Competition

The management consulting industry is highly competitive. We compete with other numerous other firms, including larger regional, national and international firms that may have financial, operational, technical and marketing resources that exceed our own. These firms include, but are not limited to, firms such as Morgan Stanley, Wells Fargo & Company, Bank of America Corporation and Ameriprise Financial Inc. Competitive factors include: level of technical expertise and experience, industry reputation, quality of work, price, geographic presence, dependability, availability of skilled personnel and financial stability. Our management believes that we compete favorably with our competitors on the basis of these factors. There can be no assurance that our competitors will not develop the expertise, experience and resources to provide services that are superior in both price and quality to our services, or that we will be able to maintain or enhance our competitive position.

Recent Developments

Service Agreement with Xizhen Zhu for the benefit of Billion Holding, Inc.

On April 15, 2018, Allyme Holding, Inc. (“Allyme” or the “Company”) entered into a client consulting agreement with Xizhen Zhu (“Ms. Zhu”) to provide management consulting services in exchange for a non-recurring service fee of $10,000 (the “Billion Agreement”). Under the terms of the Billion Agreement, Ms. Zhu will be acting for the benefit of Billion Holding, Inc., who is a third party beneficiary to the Billion Agreement. The initial term of the Billion Agreement (which has been subsequently extended per the extension agreement described infra) was for a period of one (1) month.

15

On July 30, 2018, the Company and Ms. Zhu agreed to an extension of the Billion Agreement pursuant to which the Term of the Billion Agreement, as defined in the Billion Agreement, was amended such that the Term shall be for a period of one (1) year, and shall automatically be renewed for successive one (1) year periods unless terminated by mutual agreement of the Parties or if one party gives the other party 30 days’ notice of termination.

Service Agreement with Xizhen Zhu for the benefit of JS Beauty Land Network Technology Inc.

On May 5, 2018, Allyme Holding, Inc. (“Allyme” or the “Company”) entered into a client consulting agreement with Xizhen Zhu, acting as financial representative on behalf of JS Beauty Land Network Technology Inc., to provide management consulting services in exchange for a non-recurring service fee of $10,000 (the “JS Beauty Agreement”). Under the terms of the JS Beauty Agreement, Ms. Zhu will be acting for the benefit of JS Beauty Land Network Technology Inc., who is a third party beneficiary to the JS Beauty Agreement. The initial term of the JS Beauty Agreement (which has been subsequently extended per the extension agreement described infra) was for a period of one (1) month.

On July 30, 2018, the Company and Ms. Zhu agreed to an extension of the JS Beauty Agreement pursuant to which the Term of the JS Beauty Agreement, as defined in the JS Beauty Agreement, was amended such that the Term shall be for a period of one (1) year, and shall automatically be renewed for successive one (1) year periods unless terminated by mutual agreement of the Parties or if one party gives the other party 30 days’ notice of termination.

Loan to 0731380 B.C. Limited

On December 1, 2018, AllyMe Holding Inc. (“AllyMe”) entered into an agreement to acquire a 51% interest in 0731380 B.C. Limited, a company registered in British Columbia, Canada (“0731380”). Initially, this transaction was structured as a purchase of equity by AllyMe, however, the parties thereafter agreed (effective ab initio) that the transaction be structured as a convertible loan rather than an equity purchase transaction.

The restructuring of the initial Agreement and the amendment thereof on February 28, 2019 was approved by the Boards of Directors of both AllyMe and 0731380. This is a related-party transaction as Chunxia Jiang is the principal and controlling shareholder and the sole director of both AllyMe and 0731380.

Therefore, the parties have agreed that, in lieu of any purchase of an equity interest in 0731380, AllyMe would advance a loan to 0731380 in the initial face amount of $150,000 (the “Loan”), which will be payable One (1) year following the advance of funding of the Loan. 0731380 will use the proceeds of the Loan to fund the acquisition of a license and development of a retail outlet for the sale of cannabis-related products by its wholly-owned subsidiary, Natural Recreation in Kitimat, BC, Canada. The loan bears interest at a rate of five percent (5%) per annum payable at Maturity. The Loan Agreement (“Loan Agreement”) provides that if all licenses required to operate the retail store in Kitimat are issued by an agreed date, the Loan may be converted, at the option of AllyMe, into an equity investment in Natural Recreation. There is a further provision in the Loan Agreement that if the Loan is converted, AllyMe may, at its sole option, additionally issue 3,060,000 shares of its common stock to 0731380 which, together with the conversion of the Loan, will be AllyMe’s purchase price for a 51% interest in Natural Recreation. If full licensure for the retail store in Kitimat is not issued by the agreed date, then the loan will convert to a term loan to be repaid on a schedule mutually agreed by the parties. There is no penalty for the early payment of the Loan. As of this date, such licensure is only in the early application process and there is no guarantee when any license will be issued, if at all.

Effect of Existing or Probable Governmental Regulation

The Company’s business may be subject to various government regulations in the jurisdictions in which it operates. Due to the potential wide scope of the Company’s operations, the Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

Legal Matters

There are currently no pending, threatened or actual legal proceedings of a material nature in which the Company is a party.

THE COMPANY

Corporate History and General Information

AllyMe Holding, Inc., formerly known as Rain Sound Acquisition Corporation (“AllyMe” or the “Company”), was incorporated in Delaware on December 7, 2016.

In November 2017, the Company implemented a change of control by issuing shares to new stockholders, redeeming shares of existing stockholders, electing a new officer and director, Zilin Wang, and accepting the resignations of its then existing officers and directors. In connection with this change in control, the stockholders of the Company and its board of directors unanimously approved the change of the Company’s name from Rain Sound Acquisition Corporation to AllyMe Holding, Inc.

In May 2018, the Company implemented another change in control by electing a new officer and director and accepting the resignations of its then existing officer and director and whereby the then majority shareholder of the Company, Zilin Wang, sold his common stock shares in the Company to Chunxia Jiang, who is now the sole officer and director and majority shareholder of the Company.

The Company is located at 506 Enterprise Ave., Kitimat, BC, Canada,V8C 2E2. The Company’s main phone number is +1 778-888-2886. The Company’s fiscal year end is December 31. Neither the Company nor its predecessors have filed for bankruptcy, receivership or any similar proceedings nor are in the process of filing for bankruptcy, receivership or any similar proceedings.

Relationship with Tiber Creek Corporation

Mark Wang, the Company’s former sole officer and director, previously entered into an agreement with Tiber Creek Corporation, a Delaware corporation (“Tiber Creek”), whereby Tiber Creek provides assistance to Mr. Wang in effecting transactions for Mr. Wang to acquire a public reporting company, including: transferring control of a public reporting company to Mr. Wang; causing the preparation and filing of forms, including a registration statement, with the SEC; assist in listing its securities on a trading exchange; and assist in establishing and maintaining relationships with market makers and broker-dealers. Mr. Wang has paid Tiber Creek $80,000 for those services. The Company does not have any continuing obligation or liability for the payment of those services. In connection with this agreement, Tiber Creek currently provides the aforementioned services, including the provision of legal services in connection with the preparation of this registration statement, and it is expected that Tiber Creek will continue to provide such services until the Company’s securities are listed on a trading exchange.

16

Property

The Company has its headquarters at 506 Enterprise Ave., Kitimat, BC, Canada,V8C 2E2. Management permits the Company to use these premises as its corporate office free of charge.

Intellectual Property

At present, the Company does not possess any intellectual property protection. The Company may decide in the future to pursue efforts to protect its intellectual property, trade secrets and proprietary methods and processes.

Research and Development

The Company has not to date undertaken, and does not currently plan to undertake, any material research and development activities.

Employees

Currently, the Company has one employee, who has agreed to assist the Company without pay until the Company is more stable and has recurring cash flow from operations.

Subsidiaries

The Company has no subsidiaries.

Reports to Security Holders

In January 2017, the Company (as Rain Sound Acquisition Corporation) filed a Form 10-12G general registration of securities pursuant to the Exchange Act and is a reporting company pursuant such Act and files with the SEC quarterly and annual reports and management shareholding information. The Company intends to deliver a copy of its annual report to its security holders, and will voluntarily send a copy of the annual report, including audited financial statements, to any registered shareholder who requests the same.

The Company’s documents filed with the SEC may be inspected at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, 100 F Street N.E., Washington, D.C. 20549. Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. All of the Company’s filings may be located under the CIK number 0001693687.

PLAN OF OPERATION

Business Plan and Potential Revenue

AllyMe Holding Inc. provides a range of business consultancy services including: financial consultancy, business model designing and marketing consultancy. The Company plans to generate revenue from fees and commissions charged for its offerings of consultancy services. Recently, the Company has also taken initial steps to operate a retail cannabis dispensary in Kitimat, BC, Canada (see Loan to 0731380 B.C. Limited, above).

17

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion of the results of our operations and financial condition should be read in conjunction with our financial statements and the related notes, which appear elsewhere in this report. The following discussion includes forward-looking statements. For a discussion of important factors that could cause actual results to differ from our forward-looking statements, see the section entitled “Cautionary Note Regarding Forward Looking Statements” above.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. This Annual Report should be read in its entirety and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Overview

AllyMe Holding Inc. (formerly Rain Sound Acquisition Corporation) (the “Company” or “AllyMe”) was incorporated on December 7, 2016 under the laws of the state of Delaware. The Company has been in the developmental stage since inception and engages in consulting services. Allyme is a marketing and management consulting company that plans to provide advisory services to companies located in Asia for the purpose of facilitating the competitiveness of those companies in the international market. Allyme plans to offers a wide assortment of advisory services, ranging from business planning consulting services, mergers and acquisitions advising, and marketing services. Allyme intends to play a pivotal role in standardizing and improving the marketing and operations of a diverse portfolio firms as a means to enable such firms to comply with the prevailing norms of the international market and gain market acceptance. Based on the strength of its contacts within Asia as well as the experience of its managers, Allyme expects that it will be well positioned to facilitate its clients’ growth on an international scale.

On November 13, 2017, the Company changed of the Company’s name to AllyMe Holding Inc.

On April 15, 2018, Allyme Holding, Inc. (“Allyme” or the “Company”) entered into a client consulting agreement with Xizhen Zhu (“Ms. Zhu”) to provide management consulting services in exchange for a non-recurring service fee of $10,000 (the “Billion Agreement”). Under the terms of the Billion Agreement, Ms. Zhu will be acting for the benefit of Billion Holding, Inc., who is a third party beneficiary to the Billion Agreement. The initial term of the Billion Agreement (which has been subsequently extended per the extension agreement described infra) was for a period of one (1) month. On July 30, 2018, the Company and Ms. Zhu agreed to an extension of the Billion Agreement pursuant to which the Term of the Billion Agreement, as defined in the Billion Agreement, was amended such that the Term shall be for a period of one (1) year, and shall automatically be renewed for successive one (1) year periods unless terminated by mutual agreement of the Parties or if one party gives the other party 30 days’ notice of termination.

On May 5, 2018, Allyme Holding, Inc. (“Allyme” or the “Company”) entered into a client consulting agreement with Xizhen Zhu, acting as financial representative on behalf of JS Beauty Land Network Technology Inc., to provide management consulting services in exchange for a non-recurring service fee of $10,000 (the “JS Beauty Agreement”). Under the terms of the JS Beauty Agreement, Ms. Zhu will be acting for the benefit of JS Beauty Land Network Technology Inc., who is a third party beneficiary to the JS Beauty Agreement. The initial term of the JS Beauty Agreement (which has been subsequently extended per the extension agreement described infra) was for a period of one (1) month. On July 30, 2018, the Company and Ms. Zhu agreed to an extension of the JS Beauty Agreement pursuant to which the Term of the JS Beauty Agreement, as defined in the JS Beauty Agreement, was amended such that the Term shall be for a period of one (1) year, and shall automatically be renewed for successive one (1) year periods unless terminated by mutual agreement of the Parties or if one party gives the other party 30 days’ notice of termination.

On December 1, 2018, the Company entered into an agreement to acquire a 51% interest in 0731380 B.C. Limited, a company registered in British Columbia, Canada (“0731380”). Initially, this transaction was structured as a purchase of equity by AllyMe, however, the parties thereafter agreed (effective ab initio) that the transaction be structured as a convertible loan rather than an equity purchase transaction.

The restructuring of the initial Agreement and the amendment thereof on February 28, 2019 was approved by the Boards of Directors of both AllyMe and 0731380. This is a related-party transaction as Chunxia Jiang is the principal and controlling shareholder and the sole director of both AllyMe and 0731380.

Therefore, the parties have agreed that, in lieu of any purchase of an equity interest in 0731380, AllyMe would advance a loan to 0731380 in the initial face amount of $150,000 (the “Loan”), which will be payable One (1) year following the advance of funding of the Loan. 0731380 will use the proceeds of the Loan to fund the acquisition of a license and development of a retail outlet for the sale of cannabis-related products by its wholly-owned subsidiary, Natural Recreation in Kitimat, BC, Canada. The loan bears interest at a rate of five percent (5%) per annum payable at Maturity. The Loan Agreement (“Loan Agreement”) provides that if all licenses required to operate the retail store in Kitimat are issued by an agreed date, the Loan may be converted, at the option of AllyMe, into an equity investment in Natural Recreation. There is a further provision in the Loan Agreement that if the Loan is converted, AllyMe may, at its sole option, additionally issue 3,060,000 shares of its common stock to 0731380 which, together with the conversion of the Loan, will be AllyMe’s purchase price for a 51% interest in Natural Recreation. If full licensure for the retail store in Kitimat is not issued by the agreed date, then the loan will convert to a term loan to be repaid on a schedule mutually agreed by the parties. There is no penalty for the early payment of the Loan. As of this date, such licensure is only in the early application process and there is no guarantee when any license will be issued, if at all.

18

For the period ended December 31, 2018, the Company’s independent auditors issued a report raising substantial doubt about the Company’s ability to continue as a going concern. As of December 31, 2018, the Company has limited operations and the continuation of the Company as a going concern is dependent upon financial support from its principal stockholders, its ability to obtain necessary equity and/or debt financing, or its ability to sell its products to generate consistent profitability.

Revenues and Losses

As of December 31, 2018, the Company had generated revenues of 15,915 and other income of $20,000 since inception. The Company had sustained net loss of $160,545 for the year ended December 31, 2018. The Company has an accumulated deficit of $177,501 as of December 31, 2018.

Results of Operations

Year Ended December 31, 2018 Compared to December 31, 2017

The following table summarizes the results of our operations during the fiscal years ended December 31, 2018 and 2017, respectively, and provides information regarding the dollar and percentage increase or (decrease) from the current 12-month period to the prior 12-month period:

Line Item	12/31/18	12/31/17	Increase (Decrease)	Percentage Increase (Decrease)

Revenues	$15,915	$-	$15,915	inf.
Operating expenses	184,692	13,644	171,048	1,254%
Other income	10,782	-	10,782	inf.
Net loss	(160,545)	(13,644)	146,901	1,077%
Loss per share of common stock	(0.03)	(0.00)	(0.03)	inf.

We recorded a net loss of $160,545 for the fiscal year ended December 31, 2018 as compared with a net loss of $13,644 for the fiscal year ended December 31, 2017 due primarily to an increase in general and administrative expense. The increase in expense resulted primarily from professional fees.

19

Liquidity and Capital Resources

As of December 31, 2018, we had total assets of $249,089, a working capital of $61,618 and an accumulated stockholders’ equity of $61,618. Our operating activities used $118,258 in cash for the fiscal year ended December 31, 2018, while our operations used $17,329 cash in the fiscal year ended December 31, 2017. Our revenues were $15,915 in the fiscal year ended December 31, 2018 compared to revenues of $0 in the fiscal year ended December 31, 2017. In the fiscal year ended December 31, 2018, we also recognized other income of $20,000.

Management believes that the Company’s cash on hand will be sufficient to fund all Company obligations and commitments for the next twelve months. Historically, we have depended on loans from our principal shareholders and their affiliated companies to provide us with working capital as required. There is no guarantee that such funding will be available when required and there can be no assurance that our stockholders, or any of them, will continue making loans or advances to us in the future.

At December 31, 2018, the Company had loans and notes outstanding from a related party shareholder in the aggregate amount of $153,626, which represents amounts loaned to the Company to pay the Company’s expenses of operation. These advances are payable on demand.

Plan of Operations

The Company intends to (i) focus on obtaining visibility for its services by contacting small to medium sized enterprises located on China and throughout Asia and (ii) pursue obtaining licensure for a retail cannabis dispensary in Kitimat, BC, Canada.

Currently, these efforts are being funded through the proceeds of the Company’s private placements, as discussed above. Management of the Company believes that having a trading market for the Company’s common stock will make other sources of financing available and assist it in engaging with larger distributors.

There is no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital, or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company. Accordingly, given the Company’s limited cash and cash equivalents on hand, the Company will be unable to implement its business plans and proposed operations unless it obtains additional financing or otherwise is able to generate revenues and profits. The Company may raise additional capital through sales of debt or equity, obtain loan financing or develop and consummate other alternative financial plans. In the near term, the Company plans to rely on its primary stockholder to continue his commitment to fund the Company’s continuing operating requirements. Management anticipates that the Company will require a minimum of $100,000 for the next 12 months to fund its operations, which will be used to fund expenses related to operations, office supplies, travel, salaries and other incidental expenses. Management believes that this capital would allow the Company to meet its operating cash requirements, and would facilitate the Company’s business of providing management consulting services. Management also believes that the acquisition of such assets would generate revenue to cover overhead cost and general liabilities of the Company, and allow the Company to achieve overall sustainable profitability.

Potential Revenue

AllyMe Holding Inc. provides a range of business consultancy services including: financial consultancy, business model designing and marketing consultancy. The Company plans to generate revenue from fees and commissions charged for its offerings of consultancy services. By the end of fiscal year 2019, the Company hopes to commence retail cannabis sales in Kitimat, BC, Canada.

Alternative Financial Planning

The Company has no alternative financial plans at the moment. If the Company is not able to successfully raise monies as needed through a private placement or other securities offering (including, but not limited to, a primary public offering of securities), the Company’s ability to survive as a going concern and implement any part of its business plan or strategy will be severely jeopardized.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

20

Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

The Securities and Exchange Commission issued Financial Reporting Release No. 60, “Cautionary Advice Regarding Disclosure About Critical Accounting Policies” suggesting that companies provide additional disclosure and commentary on their most critical accounting policies. In Financial Reporting Release No. 60, the Securities and Exchange Commission has defined the most critical accounting policies as the ones that are most important to the portrayal of a company’s financial condition and operating results and require management to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. The nature of our business generally does not call for the preparation or use of estimates. Due to the fact that the Company does not have any operating business, we do not believe that we do not have any such critical accounting policies.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s unaudited financial statements. Such unaudited financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying unaudited financial statements.

Certain information and footnote disclosures normally present in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) were omitted pursuant to such rules and regulations.

USE OF ESTIMATES

The preparation of unaudited financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates.

CASH

Cash include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. Cash amounted to $244,089 and $0 as of December 31, 2018 and December 31, 2017, respectively.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. Cash amounted to $244,089 and $0 as of December 31, 2018 and December 31, 2017, respectively. All of the Company’s cash is held in bank accounts in the United States and is protected by FDIC insurance. $0 and $0 are amounts that are not covered by FDIC insurance as of December 31, 2018 and December 31, 2017, respectively.

INCOME TAXES

Under ASC 740, “Income Taxes,” deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of December 31, 2018 and December 31, 2017, there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of December 31, 2018 and December 31, 2017, there are no outstanding dilutive securities.

21

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the unaudited financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the unaudited financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability. The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

RECENT ACCOUNTING PRONOUNCEMENTS

In August 2016, the FASB issued ASU No. 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, to address diversity in how certain cash receipts and cash payments are presented and classified in the statement of cash flows”. The amendments provide guidance on the following eight specific cash flow issues: (1) Debt Prepayment or Debt Extinguishment Costs; (2) Settlement of Zero-Coupon Debt Instruments or Other Debt Instruments with Coupon Interest Rates That Are Insignificant in Relation to the Effective Interest Rate of the Borrowing; (3) Contingent Consideration Payments Made after a Business Combination; (4)Proceeds from the Settlement of Insurance Claims; (5) Proceeds from the Settlement of Corporate-Owned Life Insurance Policies, including Bank-Owned; (6) Life Insurance Policies; (7) Distributions Received from Equity Method Investees; (8) Beneficial Interests in Securitization Transactions; and Separately Identifiable Cash Flows and Application of the Predominance Principle. The amendments are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The amendments should be applied using a retrospective transition method to each period presented. If it is impracticable to apply the amendments retrospectively for some of the issues, the amendments for those issues would be applied prospectively as of the earliest date practicable. The Company does not expect that the adoption of this guidance will have a material impact on its financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

MANAGEMENT

The following table sets forth information regarding the members of the Company’s board of directors and its executive officers:

Name	Position	Year Commenced
Chunxia Jiang	Chief Executive Officer, President, Secretary, Treasurer, Chief Financial Officer and a Director	2018

22

Chunxia Jiang

Chief Executive Officer, President, Secretary, Treasurer, Chief Financial Officer and Director

Chunxia Jiang (56). For over five years, Ms. Jiang has served as the manager of the Kitimat Hotel in Kitimat, B.C., Canada. In addition, for the past twenty years, she has been engaged on a self-employed basis as a business and financial consultant, together with an associate network, with a wide-range of both publicly-reporting and private companies. She graduated with a four-year degree from university in Beijing, China and has resided and worked in Canada since 1995.

Director Independence

The Board of Directors has determined that it does not have any independent directors as that term is defined by NASDAQ Marketplace Rule 5605(a)(2). In assessing the independence of the directors, the Board considers any transactions, relationships and arrangements between our Company and our independent directors or their affiliated companies. This review is based primarily on responses of the directors to questions in a director and officer questionnaire regarding employment, business, familial, compensation and other relationships with our Company or our management.

Committees and Terms

The Board of Directors (the “Board”) has not established any committees.

Legal Proceedings

There are no legal proceedings regarding the Company.

Code of Ethics

Our Board of Directors has not adopted a code of ethics. We anticipate that we will adopt a code of ethics when we increase either the number of our Directors or the number of our employees.

EXECUTIVE COMPENSATION

To date, the Company has not paid compensation to any executive officer or director. The Company may choose to pay a salary or fees to its executive management in the future. There have been no changes in the Company’s compensation policy since the end of the Company’s last fiscal year, December 31, 2018.

Narrative Disclosure to Summary Compensation Table

There are no current employment agreements between the Company and its executive officers. The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

There are no current outstanding equity awards to our executive officers as of December 31, 2018.

Committees of the Board

Our Company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our sole Director believes that it is not necessary to have such committees, at this time, because he can adequately perform the functions of such committees.

23

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The sole Director believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President and Director, at the address appearing on the first page of this filing.

Risk Oversight

Effective risk oversight is an important priority of the Company. Because risks are considered in virtually every business decision, the Director’s approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight among the future full Board of Directors, and fostering an appropriate culture of integrity and compliance with legal responsibilities.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the SEC and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s sole Director is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company’s financial statements and other services provided by the Company’s independent public accountants. The Company’s sole Director reviews the Company’s internal accounting controls, practices and policies.

Code of Ethics

The Company has not adopted a code of ethics. We anticipate that we will adopt a code of ethics when we increase either the number of our Directors or the number of our employees.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act may require our executive officers and Directors, and persons who own more than ten percent of our common stock to file reports of ownership and change in ownership with the SEC and the exchange on which the common stock is listed for trading. Executive officers, Directors and more than ten percent (10%) stockholders are required by regulations promulgated under the Exchange Act to furnish us with copies of all Section 16(a) reports filed. Based solely on our review of copies of the Section 16(a) reports filed for the fiscal years ended December 31, 2018, we believe that during the fiscal year ended December 31, 2018, the following 10% stockholders did not comply with the reporting requirements applicable to them:

Chunxia Jiang

Director Compensation

Our sole Director does not currently receive any consideration for her services as a Director. The Company reserves the right in the future to award future members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

24

Executive Compensation Philosophy

Our sole Director determines the compensation given to our executive officers in her sole determination. Our sole Director also reserves the right to pay our executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, our sole Director reserves the right to grant stock options in the future, if she, in her sole determination, believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award certain executives with long-term, stock-based compensation in the future, in the sole discretion of our sole Director, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of the Company’s common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

Security Ownership of Officers, Directors and Certain Beneficial Holders

Name and Address of Beneficial Owner	Title of class	Amount and Nature of Beneficial Ownership	Percentage of Class Before Offering (1)	Percentage of Class After Offering (2)
Chunxia Jiang (3) (4)	Common Stock	6,010,000	89%	87%

(1)	Based upon 6,731,667 shares outstanding as of the date of this offering.
(2)	Assumes sale of all 821,667 Shares offered in the aggregate by the Selling Shareholders in the offering, and a total of 6,731,667 shares outstanding following the offering.
(3)	The address of the Company’s Officer and Director is 506 Enterprise Ave., Kitimat, BC, Canada,V8C 2E2.
(4)	Chunxia Jiang is the Company’s President, Secretary, Chief Financial Officer & sole Director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our officer and director are now and may in the future become a stockholder, officer or director of other companies that may be engaged in business activities similar to those conducted by us. Accordingly, direct conflicts of interest may arise in the future with respect to such individuals acting on our behalf or other entities. Moreover, additional conflicts of interest may arise with respect to opportunities which come to the attention of such individual in the performance of his duties or otherwise. Although we do not currently have a right of first refusal pertaining to opportunities that come to management’s attention insofar as such opportunities may relate to our business operations, we have established a conflict of interest policy intended to ensure timely disclosure and avoidance of activities and relationships that conflict with the interests of the Company.

25

Our officer and director is subject to the restriction that all opportunities contemplated by our business plan which come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to our Company. A breach of this requirement will be a breach of the fiduciary duties of the officer or director.

All future affiliated transactions will be made or entered into on terms that are no less favorable to us than those that can be obtained from any unaffiliated third party. To the extent possible, a majority of the independent, disinterested members of our board of directors will approve future affiliated transactions.

The Company provided consulting services to a related party whose shareholder is Zilin Wang. Zilin Wang was a prior shareholder and also a prior officer of the Company. The service provided is booked under revenue – related party. Revenue from a related party amounted to $10,015 and $0 for the year ended December 31, 2018 and 2017, respectively.

Due from a related party amounted to $0 and $0 as of December 31, 2018 and 2017, respectively. Due from a related party are professional fees paid on behalf of a Company whose shareholder is Zilin Wang. Zilin Wang was a prior shareholder and also a prior officer of the Company. These payments are due on demand, interest free, and without collateral. The Company estimated the uncollectable amount and wrote off the entire $33,408 as bad debt for the year ended December 31, 2018.

Due to related parties amounted to $153,626 and $17,329 as of December 31, 2018 and 2017, respectively. Due to related parties fees include amounts paid on behalf of the Company by Zilin Wang, who was a prior shareholder and also a prior officer of the Company and by Chunxia Jiang who is a current shareholder and also a current officer of the Company. The amount due to related parties are unsecured, non-interest bearing, and due on demand. The Company accrued imputed interest with 6% per annum.

SELLING SHAREHOLDERS

The Company is registering for offer and sale by existing holders thereof 821,667 shares of common stock held by such shareholders. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares. The selling shareholders have no agreement with any underwriters with respect to the sale of the Selling Shareholder Shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $1.00 per share, until the Company’s common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

The selling shareholders may from time to time offer the Selling Shareholder Shares through underwriters, dealers or agents, which may receive compensation in the form of underwriting discounts, concessions or commissions from them and/or the purchasers of the Selling Shareholder Shares for whom they may act as agents. Any agents, dealers or underwriters that participate in the distribution of the Selling Shareholder Shares may be deemed to be “underwriters” under the Securities Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

26

The following table sets forth ownership of shares held by each person who is a selling shareholder.

Name of Selling Shareholder	Position, Office or Other Material Relationship	Shares Beneficially Owned Prior to the Offering (1)	Shares to be Offered	Shares Beneficially Owned After the Offering (2)	Percentage Beneficially Owned before the Offering (3)	Percentage Beneficially Owned after the Offering (4)
CHUNXIA JIANG (5)	President, Secretary, Treasurer, and a Director	6,010,000	100,000	5,910,000	89%	87%
MATTHEW KHALILI		10,000	10,000	0	<1%	0%
ZHENG HUANG		10,000	10,000	0	<1%	0%
HERBERT G TAYLOR		10,000	10,000	0	<1%	0%
JINGHUI CHEN		15,000	15,000	0	<1%	0%
NING ZHOU		10,000	10,000	0	<1%	0%
WANJIAN WU		50,000	50,000	0	<1%	0%
WUSHAN HE		30,000	30,000	0	<1%	0%
YINGYIN WANG		26,667	26,667	0	<1%	0%
YIMIN LIU		10,000	10,000	0	<1%	0%
TAIJIANG CHEN		10,000	10,000	0	<1%	0%
PING YANG		10,000	10,000	0	<1%	0%
YUYANG LI		30,000	30,000	0	<1%	0%
DONGMEI HU		10,000	10,000	0	<1%	0%
ZHIJUAN ZHANG		20,000	20,000	0	<1%	0%
ZHONGLONG GUO		50,000	50,000	0	<1%	0%
XINWEI ZHANG		10,000	10,000	0	<1%	0%
GENDE WANG		10,000	10,000	0	<1%	0%
ZHIFU ZHANG		50,000	50,000	0	<1%	0%
YANHUA WANG		50,000	50,000	0	<1%	0%
SONG ZHAO		40,000	40,000	0	<1%	0%
CHANGLU CHEN		30,000	30,000	0	<1%	0%
NYU JI		30,000	30,000	0	<1%	0%
CHANGYUAN GUO		10,000	10,000	0	<1%	0%
RONGGUANG FANG		10,000	10,000	0	<1%	0%
XIANHONG CHEN		10,000	10,000	0	<1%	0%
KUN WU		10,000	10,000	0	<1%	0%
JIA LIAO		10,000	10,000	0	<1%	0%
WANLI ZHU		10,000	10,000	0	<1%	0%
MEIQING LIAN		10,000	10,000	0	<1%	0%
ZHILV CHEN		10,000	10,000	0	<1%	0%
SHENGCHUN LI		10,000	10,000	0	<1%	0%
WEIHAO ZHONG		10,000	10,000	0	<1%	0%
QUNLAN OUYANG		10,000	10,000	0	<1%	0%
XINYU LIU		30,000	30,000	0	<1%	0%
MEIZHEN LI		20,000	20,000	0	<1%	0%
WEI JIANG		20,000	20,000	0	<1%	0%
XINGAN HUANG		10,000	10,000	0	<1%	0%
XIZHEN ZHU		10,000	10,000	0	<1%	0%

1.	Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Act, and includes any shares as to which the Selling Shareholder has sole or shared voting power or investment power, and also any shares which the Selling Shareholder has the right to acquire within 60 days of the date hereof, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the stockholder that it is a direct or indirect beneficial owner of those shares. This table includes the Warrant Shares as part of the Selling Shareholder’s beneficial ownership prior to the offering. Except as indicated in the footnotes to the table above, each Selling Shareholder has voting and investment power with respect to the shares set forth opposite such Selling Shareholder’s name.
2.	This table assumes that each Selling Shareholder will sell all shares offered for sale by it under this registration statement.
3.	Percentages are based upon 6,731,667 shares of our common stock outstanding as of the date of this registration statement.
4.	Assumes sale of all 821,667 Shares offered in the aggregate by the Selling Shareholders in the offering, and a total of 6,731,667 shares outstanding following the offering.

27

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, there are 6,731,667 shares of common stock outstanding of which 6,010,000 shares are beneficially owned by officers and directors of the Company. There will be 6,731,667 shares outstanding if the maximum number of Shares offered herein is sold.

The shares of common stock held by current shareholders are considered “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities may be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. While affiliates of the Company are subject to certain limits in the amount of restricted securities they can sell under Rule 144, there are no such limitations on sales by persons who are not affiliates of the Company. In the event non-affiliated holders elect to sell such shares in the public market, there is likely to be a negative effect on the market price of the Company’s securities.

LEGAL MATTERS

The Law Offices of Robert Diener, Haiku, HI has given its opinion as attorneys-at-law regarding the validity of the issuance of the Shares offered by the Company.

Interest of Counsel

Cassidy & Associates, former counsel for the Company, had, or is to receive in connection with the offering, a substantial interest in the Company and was connected with the Company through Rain Sound Acquisition Corporation. James Cassidy, a partner of Cassidy & Associates, was a director and officer of Rain Sound Acquisition Corporation prior to its change of control.

EXPERTS

TAAD LLP, an independent registered public accounting firm, has audited the balance sheets of the Company as of December 31, 2018, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the year ended December 31, 2018. The Company has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of March 27, 2019, given their authority as experts in accounting and auditing.

KCCW Accountancy Corp., an independent registered public accounting firm, has audited the balance sheets of the Company (formerly known as Rain Sound Acquisition Corporation) as of December 31, 2017 and December 31, 2016, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the year ended December 31, 2017 and for the period from December 7, 2016 (inception) to December 31, 2016. The Company has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of March 27, 2018, given their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

The Company’s certificate of incorporation includes an indemnification provision that provides that the Company shall indemnify directors against monetary damages to the Company or any of its shareholders or others by reason of a breach of the director’s fiduciary duty or otherwise, except under certain limited circumstances.

The certificate of incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act. However, the indemnification provided in the certificate of incorporation is broad and should be considered to be of a broad scope and wide extent.

The SEC’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

28

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: The Board of Directors and Stockholders of

AllyMe Holding, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying balance sheet of AllyMe Holding, Inc. (the “Company”) as of December 31, 2018, the related statement of operations, stockholders’ deficit, and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Our audits included performing procedures to assess the risks of material misstatement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ TAAD LLP

We have served as the Company’s auditor since 2018

Diamond Bar, California

March 27, 2019

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of AllyMe Holding Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of AllyMe Holding Inc. (the Company) as of December 31, 2017 and 2016, and the related statements of operations, changes in stockholders’ equity, and cash flows for the year ended December 31, 2017 and for the period from December 7, 2016 (Inception) to December 31, 2016, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the year ended December 31, 2017 and for the period from December 7, 2016 (Inception) to December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has had no revenues and income since inception. These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2, which includes the raising of additional equity financing or merger with another entity. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KCCW Accountancy Corp.

Los Angeles, California

March 27, 2018

F-2

ALLYME HOLDING INC.

BALANCE SHEETS

	December 31, 2018	December 31, 2017

ASSETS

Current Assets
Cash	$244,089	$-
Prepaid expense	5,000	6,000

Total Assets	$249,089	$6,000

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities
Accounts payable and accrued liabilities	$12,845	$1,776
Customers deposit	21,000	-
Due to related parties	153,626	17,329
Total Liabilities	187,471	19,105

Stockholders’ Equity (deficit)
Preferred stock, $0.0001 par value 20,000,000 shares authorized; none issued and outstanding at December 31, 2018 and December 31, 2017, respectively	-	-
Common Stock, $0.0001 par value, 100,000,000 shares authorized; 6,731,667 and 6,500,000 shares issued and outstanding at December 31, 2018 and December 31, 2017, respectively	673	650
Discount on common stock	-	(600)
Additional paid-in capital	238,446	3,801
Accumulated deficit	(177,501)	(16,956)
Total stockholders’ equity (deficit)	61,618	(13,105)
Total Liabilities and Stockholders’ Equity (Deficit)	$249,089	$6,000

The accompanying notes are an integral part of these financial statements.

F-3

ALLYME HOLDING INC.

STATEMENTS OF OPERATIONS

	For the years ended December 31,
	2018	2017

Revenue	$5,900	$-
Revenue - related party	10,015	-
Total revenue	15,915	-
Cost of Revenues	2,550	-
Gross Profit	13,365	-

Operating expenses	184,692	13,644

Operating Loss	(171,327)	(13,644)

Other income (expense)
Interest expense	(9,218)	-
Other income	20,000	-
Other income (expense)	10,782	-

Loss before income taxes	(160,545)	(13,644)

Income Tax Expense	-	-

Net loss	$(160,545)	$(13,644)

Loss per share - basic and diluted	$(0.03)	$(0.00)

Weighted average shares- basic and diluted	6,209,178	18,430,137

The accompanying notes are an integral part of these financial statements.

F-4

ALLYME HOLDING INC.

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

	Common Stock		Discount on Common	Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Stock	Capital	Deficit	Equity

Balance December 31, 2016	20,000,000	2,000	-	312	(3,312)	(1,000)

Redemption of common stock	(19,500,000)	$(1,950)	$-	$1,950	$-	$-
						-
Issuance of common stock	6,000,000	600	(600)	-	-	-
Expenses paid by a shareholder and contributed as capital	-	-	-	1,539	-	1,539
Net loss	-	-	-	-	(13,644)	(13,644)

Balance December 31, 2017	6,500,000	650	(600)	3,801	(16,956)	(13,105)

Imputed interest expense	-	-	-	9,218	-	9,218
Shares issued for cash	731,667	73	600	225,427	-	226,100
Redemption of common stock	(500,000)	(50)	-	-	-	(50)
Net loss	-	-	-	-	(160,545)	(160,545)

Balance December 31, 2018	6,731,667	$673	$-	$238,446	$(177,501)	$61,618

The accompanying notes are an integral part of these financial statements.

F-5

ALLYME HOLDING INC.

STATEMENTS OF CASH FLOWS

	For the years ended December 31,
	2018	2017
OPERATING ACTIVITIES
Net loss	$(160,545)	$(13,644)
Non-cash adjustments to reconcile net loss to net cash:
Expenses paid by stockholder and contributed as capital	-	1,539
Imputed interest expense	9,218	-
Changes in Operating Assets and Liabilities:
Prepaid expense	1,000	(6,000)
Customers deposit	21,000	-
Accounts payable and accrued liabilities	11,069	776
Net cash used in operating activities	(118,258)	(17,329)

FINANCING ACTIVITIES
Proceeds from related parties	136,297	17,329
Share issued for cash	226,100	-
Cash paid to repurchase common stock	(50)	-
Net cash provided by financing activities	362,347	17,329

Net increase in cash	244,089	-

Cash, beginning of period	-	-

Cash, end of period	$244,089	$-

SUPPLEMENTAL DISCLOSURES:
Cash paid during the period for:
Income tax	$-	$-
Interest	$-	$-

SUPPLEMENTAL DISCLOSURE FOR NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued to officer for no consideration	$-	$600
Redemption of common shares in connection with change of control	$-	$1,950

The accompanying notes are an integral part of these financial statements.

F-6

ALLYME HOLDING INC.

Notes to Financial Statements

For the Years Ended December 31, 2018 and 2017

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

AllyMe Holding Inc. (formerly Rain Sound Acquisition Corporation) (the “Company” or “AllyMe”) was incorporated on December 7, 2016 under the laws of the state of Delaware. The Company engages in consulting services.

On November 13, 2017, the Company changed of the Company’s name to AllyMe Holding Inc.

Allyme is intended to be a marketing and management consulting company that plans to provide advisory services to companies located in Asia for the purpose of facilitating the competitiveness of those companies in the international market. Allyme plans to offers a wide assortment of advisory services, ranging from business planning consulting services, mergers and acquisitions advising, and marketing services. Allyme intends to play a pivotal role in standardizing and improving the marketing and operations of a diverse portfolio firms as a means to enable such firms to comply with the prevailing norms of the international market and gain market acceptance. Based on the strength of its contacts within Asia as well as the experience of its managers, Allyme expects that it will be well positioned to facilitate its clients’ growth on an international scale. As of the reports dates, the Company has signed four clients in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH

Cash include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. Cash amounted to $244,089 and $0 as of December 31, 2018 and 2017, respectively.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. Cash amounted to $244,089 and $0 as of December 31, 2018 and 2017, respectively. All of the Company’s cash is held in bank accounts in the United States and is protected by FDIC insurance. $0 and $0 are amounts that are not covered by FDIC insurance as of December 31, 2018 and 2017, respectively.

REVENUE RECOGNITION

The Company adopted Accounting Standards Codification (“ASC”) 606. ASC 606, Revenue from Contracts with Customers, establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those services recognized as performance obligations are satisfied.

The Company has assessed the impact of the guidance by performing the following five steps analysis:

Step 1: Identify the contract

Step 2: Identify the performance obligations

Step 3: Determine the transaction price

Step 4: Allocate the transaction price

Step 5: Recognize revenue

Based on the assessment, the Company concluded that there was no change to the timing and pattern of revenue recognition for its current revenue streams in scope of Topic 606 and therefore there were no material changes to the Company’s consolidated financial statements upon adoption of ASC 606.

The Company recognizes revenue from providing consulting services as of December 31,2018. Customer makes full payment at time of purchase. The Company does not offer customers right of refund.

The Company had net revenue of $15,915 and $0 for the twelve months ended December 31,2018 and 2017, respectively.

INCOME TAXES

Under ASC 740, “Income Taxes,” deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of December 31, 2018 and 2017, there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of December 31, 2018 and 2017, there are no outstanding dilutive securities.

F-7

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability. The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

RECENT ACCOUNTING PRONOUNCEMENTS

ASU 2016-02, Leases (Topic 842). The standard requires a lessee to recognize a liability to make lease payments and a right-of-use asset representing a right to use the underlying asset for the lease term on the balance sheet. The ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018, with early adoption permitted. We are currently evaluating the impact that this standard will have on our consolidated financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

NOTE 2 - GOING CONCERN

The Company has generated only $15,915 revenue since inception to date and has sustained operating loss of $160,545 during the year ended December 31, 2018. The Company had a working capital of $61,618 and an accumulated deficit of $177,501 as of December 31, 2018 and a working capital deficit of $13,105 and an accumulated deficit of $16,956 as of December 31, 2017. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

F-8

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

In order to maintain its current level of operations, the Company will require additional working capital from either cash flow from operations or from the sale of its equity. However, the Company currently has no commitments from any third parties for the purchase of its equity. If the Company is unable to acquire additional working capital, it will be required to significantly reduce its current level of operations.

NOTE 3 – OTHER RECEIVABLE

Other receivable represents professional fees paid on behalf of its clients. These payments are due on demand, interest free, and without collateral. The Company estimated the uncollectable amount and wrote off the entre $70,809 as bad debt for the year ended December 31, 2018. As a result, other receivable amounted to $0 and $0 as of December 31, 2018 and 2017, respectively

NOTE 4 - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

As of December 31, 2018 and 2017, accounts payable and accrued liabilities amounted to $12,845 and $1,776, respectively. Accounts payable and accrued liabilities mainly are accrued professional fees.

NOTE 5 - CUSTOMER DEPOSIT

Customer deposit amounted to $21,000 and $0 as of December 31, 2018 and 2017, respectively. Customer deposit represents amount received from customers for services not rendered yet.

NOTE 6 - RELATED PARTIES

The Company provided consulting services to a related party whose shareholder is Zilin Wang. Zilin Wang was a prior shareholder and also a prior officer of the Company. The service provided is booked under revenue – related party. Revenue from a related party amounted to $10,015 and $0 for the year ended December 31, 2018 and 2017, respectively.

Due from a related party amounted to $0 and $0 as of December 31, 2018 and 2017, respectively. Due from a related party are professional fees paid on behalf of a Company whose shareholder is Zilin Wang. Zilin Wang was a prior shareholder and also a prior officer of the Company. These payments are due on demand, interest free, and without collateral. The Company estimated the uncollectable amount and wrote off the entire $33,408 as bad debt for the year ended December 31, 2018.

Due to related parties amounted to $153,626 and $17,329 as of December 31, 2018 and 2017, respectively. Due to related parties fees include amounts paid on behalf of the Company by Zilin Wang, who was a prior shareholder and also a prior officer of the Company and by Chunxia Jiang who is a current shareholder and also a current officer of the Company. The amount due to related parties are unsecured, non-interest bearing, and due on demand. The Company accrued imputed interest with 6% per annum.

NOTE 7 - STOCKHOLDERS’ EQUITY (DEFICIT)

The Company is authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock.

There is no preferred stock issued and outstanding as of December 31, 2018 and 2017. There are 6,731,667 and 6,500,000 shares of common stock outstanding as of December 31, 2018 and 2017, respectively.

On December 7, 2016, the Company issued 20,000,000 founders common stock to two then directors and officers at par for legal services provided to the Company.

F-9

On November 19, 2017, the Company cancelled an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock valued at par.

On November 20, 2017, the Company issued 6,000,000 of its common stock to Zilin Wang pursuant to Section 4(a)(2) of the Securities Act of 1933 at par and at a discount of $600 representing 92.3% of the then total outstanding 6,500,000 shares of common stock. In January 2018, the Company and Zilin Wang signed amendment to the original share purchase agreement. The amended agreement revised the purchase price to from $0 to $600. The $600 was received in June 2018.

On January 21, 2018, the Company repurchased and canceled 500,000 shares of common stock from two shareholders at a cost basis of par value per share for $50. $25 was paid in April 2018 and $25 was paid in June 2018.

In February 2018, the Company sold 30,000 shares of common stock at $0.1 per share for total of $3,000 to 3 unrelated parties.

In February 2018, the Company sold 631,667 shares of common stock at $0.3 per share for total of $189,500 to 31 unrelated parties and 2 related parties.

In February 2018, the Company sold 40,000 shares of common stock at $0.4 per share for total of $16,000 to 2 unrelated parties.

In February 2018, the Company sold 10,000 shares of common stock at $0.5 per share for total of $5,000 to 1 unrelated party.

In February 2018, the Company sold 20,000 shares of common stock at $0.6 per share for total of $12,000 to 2 unrelated parties.

On April 7, 2018, prior CEO Zilin Wang transferred all of his 6,000,000 shares of Common Stock of the Company to Chunxia Jiang in a private transaction. The shares represented 100% of the issued and outstanding shares of the Company and thereby constituted a change of control of the Company. Simultaneously, Zilin Wang resigned all of his positions with the Company which were immediately assumed by Chunxia Jiang.

NOTE 8 – INCOME TAX

Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

As of December 31, 2018, the Company had net operating loss (NOL) carry forwards of $177,501 that may be available to reduce future years’ taxable income through 2038. The deferred tax asset applicable to the net loss of $37,275 was offset entirely by a valuation allowance, which changed by $33,714 during 2018. As of December 31, 2017, the Company had net operating loss carry forwards of $16,956 that may be available to reduce future years’ taxable income through 2037. However, the Company’s ability to use the carryover net operating loss may be substantially limited or eliminated pursuant to Internal Revenue Code Section 382. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The Company adopted the provisions of ASC 740-10-50, formerly FIN 48, and “Accounting for Uncertainty in Income Taxes”. The Company had no material unrecognized income tax assets or liabilities as of December 31, 2018.

F-10

NOTE 9 - SUBSEQUENT EVENT

Loan to 0731380 B.C. Limited

On December 1, 2018, AllyMe Holding Inc. (“AllyMe”) entered into an agreement to acquire a 51% interest in 0731380 B.C. Limited, a company registered in British Columbia, Canada (“0731380”). Initially, this transaction was structured as a purchase of equity by AllyMe, however, the parties thereafter agreed (effective ab initio) that the transaction be structured as a convertible loan rather than an equity purchase transaction.

The restructuring of the initial Agreement and the amendment thereof on February 28, 2019 was approved by the Boards of Directors of both AllyMe and 0731380. This is a related-party transaction as Chunxia Jiang is the principal and controlling shareholder and the sole director of both AllyMe and 0731380.

Therefore, the parties have agreed that, in lieu of any purchase of an equity interest in 0731380, AllyMe would advance a loan to 0731380 in the initial face amount of $150,000 (the “Loan”), which will be payable One (1) year following the advance of funding of the Loan. 0731380 will use the proceeds of the Loan to fund the acquisition of a license and development of a retail outlet for the sale of cannabis-related products by its wholly-owned subsidiary, Natural Recreation in Kitimat, BC, Canada. The loan bears interest at a rate of five percent (5%) per annum payable at Maturity. The Loan Agreement (“Loan Agreement”) provides that if all licenses required to operate the retail store in Kitimat are issued by an agreed date, the Loan may be converted, at the option of AllyMe, into an equity investment in Natural Recreation. There is a further provision in the Loan Agreement that if the Loan is converted, AllyMe may, at its sole option, additionally issue 3,060,000 shares of its common stock to 0731380 which, together with the conversion of the Loan, will be AllyMe’s purchase price for a 51% interest in Natural Recreation. If full licensure for the retail store in Kitimat is not issued by the agreed date, then the loan will convert to a term loan to be repaid on a schedule mutually agreed by the parties. There is no penalty for the early payment of the Loan. As of this date, such licensure is only in the early application process and there is no guarantee when any license will be issued, if at all.

F-11

PART II

Item 13. Other expenses of Issuance and Distribution

The following table sets forth the Company’s expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Securities and Exchange Commission registration fee		$102.30
Federal Taxes		$0
State Taxes and Fees		$0
Transfer Agent Fees		$0
Accounting fees and expenses	$	*
Legal fees and expense		$0
Blue Sky fees and expenses		$0
Miscellaneous		$0
Total	$	*

* To be determined.

Item 14. Indemnification of Directors and Officers

The Company’s certificate of incorporation, by-laws and other contracts provide for indemnification of its officers, directors, agents, fiduciaries and employees. These provisions allow the Company to pay for the expenses of these persons in connection with legal proceedings brought because of the person’s position with the Company. The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

Item 15. Recent Sales of Unregistered Securities

The Company has issued the following securities in the last three (3) years. All such securities were issued pursuant to an exemption from registration of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale. Furthermore, no underwriters participated or effectuated any of the transactions specified below. Also, no underwriting discounts or commissions applied to any of the transactions set forth below. All potential investors were contacted personally and possessed at the time of their investment bona fide substantive, pre-existing business relationships with the Company and/or its officers, directors and affiliates. No potential investors were contacted through other means, and no general advertising or general solicitation was used to solicit any investors.

During the past three years, the Company has issued shares of common stock pursuant as follows:

On December 7, 2016, the Company issued 20,000,000 founders common stock to two then directors and officers at par for legal services provided to the Company in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act of 1933.

On November 19, 2017, the Company cancelled an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock valued at par.

On November 20, 2017, the Company issued 6,000,000 of its common stock to Zilin Wang pursuant to Section 4(a)(2) of the Securities Act of 1933 at par and at a discount of $600 representing 92.3% of the then total outstanding 6,500,000 shares of common stock. In January 2018, the Company and Zilin Wang signed amendment to the original share purchase agreement. The amended agreement revised the purchase price from $0 to $600. The $600 was received in June 2018.

On January 21, 2018, the Company repurchased and canceled 500,000 shares of common stock from two shareholders at a cost basis of par value per share for $50. $25 was paid in April 2018 and $25 was paid in June 2018.

On April 7, 2018, prior CEO Zilin Wang transferred all of his 6,000,000 shares of Common Stock of the Company to Chunxia Jiang in a private transaction in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act of 1933. The shares represented 100% of the issued and outstanding shares of the Company and thereby constituted a change of control of the Company. Simultaneously, Zilin Wang resigned all of his positions with the Company which were immediately assumed by Chunxia Jiang.

II-1

In February 2018, the Company sold (1) 20,000 shares of common stock at $0.10 per share for a total of $2,000 to 2 investors in reliance on the exemption from registration under Regulation S, (2) 10,000 shares of common stock at $0.10 per share for a total of $1,000 to 1 investor in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act of 1933 and the private offering safe harbor provisions of Rule 506(b) of Regulation D, (3) 581,667 shares of common stock at $0.30 per share for a total of $189,500 to 32 investors in reliance on the exemption from registration under Regulation S, (4) 50,000 shares of common stock at $0.30 per share for a total of $15,000 to 1 investor in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act of 1933 and the private offering safe harbor provisions of Rule 506(b) of Regulation D, (5) 40,000 shares of common stock at $0.40 per share for a total of $16,000 to 2 investors in reliance on the exemption from registration under Regulation S, (6) 10,000 shares of common stock at $0.50 per share for a total of $5,000 to 1 investor in reliance on the exemption from registration under Regulation S, and (7) 20,000 shares of common stock at $0.60 per share for a total of $12,000 to 2 investors in reliance on the exemption from registration under Regulation S. The shares issued in reliance on the private offering exemption of Section 4(a)(2) of the Securities Act and the private offering safe harbor provisions of Rule 506 of Regulation D were based on the following factors: (i) the number of offerees or purchasers, as applicable, (ii) the absence of general solicitation, (iii) investment representations obtained from the security holders in the transaction, (iv) the provision of appropriate disclosure, and (v) the placement of restrictive legends on the certificates reflecting the securities. Each purchaser in this non-public offering who is not an accredited investor, either alone or with his purchaser representative(s), had such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, or the Company reasonably believes immediately prior to making any sale that such purchaser came within this description. The shares issued in reliance on the exemption from registration under Regulation S were sold in offshore transactions to non-U.S. persons not involving any directed selling efforts in the United States.

The shares sold in February 2018 were issued in August 2018.

Exemption From Registration. The shares of Common Stock referenced herein were issued in reliance upon one of the following exemptions:

(a) The shares of Common Stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the Securities Act of 1933, as amended, (“Securities Act”), based upon the following: (a) each of the persons to whom the shares of Common Stock were issued (each such person, an “Investor”) confirmed to the Company that it or he is a sophisticated investor and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

(b) The shares of Common Stock referenced herein were issued pursuant to and in accordance with Rule 903 of Regulation S of the Act. No commissions were paid in connection with the completion of this offering, except as noted above. We completed the offering of the shares pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the shares was completed in an “offshore transaction”, as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the shares. Each investor represented to us that the investor was not a “U.S. person”, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. person. The agreement executed between us and each investor included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. Each investor agreed by execution of the agreement for the shares: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All certificates representing the shares were or upon issuance will be endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

(c) The shares of common stock referenced herein were issued pursuant to and in accordance with Regulation D Rule 506 and Section 4(a)(2) of the Securities Act. We made this determination in part based on the representations of Investors, which included, in pertinent part, that such Investors were an “accredited investor” as defined in Rule 501(a) under the Securities Act, and upon such further representations from the Investors that (a) the Investor is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the Investor agrees not to sell or otherwise transfer the purchased securities unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the Investor either alone or together with its representatives has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, and (d) the Investor has no need for the liquidity in its investment in us and could afford the complete loss of such investment.  Our determination is made based further upon our action of (a) making written disclosure to each Investor prior to the closing of sale that the securities have not been registered under the Securities Act and therefore cannot be resold unless they are registered or unless an exemption from registration is available, (b) making written descriptions of the securities being offered, the use of the proceeds from the offering and any material changes in the Company’s affairs that are not disclosed in the documents furnished, and (c) placement of a legend on the certificate that evidences the securities stating that the securities have not been registered under the Securities Act and setting forth the restrictions on transferability and sale of the securities, and upon such inaction of  the Company of any general solicitation or advertising for securities herein issued in reliance upon Regulation D Rule 506 and Section 4(a)(2) of the Securities Act.

II-2

Item 16. Exhibits and Financial Statement Schedules.

EXHIBITS

3.1+	Certificate of Incorporation
3.2+	By-laws
5.1*	Opinion of Counsel on legality of securities being registered
10.1++	Client Consulting Agreement between AllyMe Holding, Inc. and Xizhen Zhu for the benefit of Billion Holding, Inc. and Extension
10.2++	Client Consulting Agreement between AllyMe Holding, Inc. and Xizhen Zhu for the benefit of JS Beauty Land Network Technology Inc. and Extension
23.1(a)*	Consent of Accountants – TAAD LLP
23.1(b)*	Consent of Accountants – KCCW Accountancy Corp.
23.3*	Consent of Attorney (as part of Exhibit 5.1)

*	Filed herewith.
**	To be filed.

+	Previously filed on Form 10-12G on January 18, 2017 as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.
++	Previously filed on Form 8-K on August 3, 2018 as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

II-3

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

4.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned in Kitimat, British Columbia, Canada, thereunto duly authorized on May 6, 2019 .

ALLYME HOLDING, INC.

By:	/s/ Chunxia Jiang
Title:	Chief Executive Officer, President, Secretary, Treasurer, and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Chunxia Jiang	President, Secretary, Treasurer, and Director	May 6, 2019
Chunxia Jiang	(Principal Executive Officer; Principal Financial Officer; Principal Accounting Officer)

II-5